UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2016

CNL HEALTHCARE PROPERTIES II, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-206017	47-4524619
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue, Orlando, FL	32801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 650-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 15, 2016, the board of directors of CNL Healthcare Properties II, Inc. (referred to herein as the “Company,” “we,” “our” or “us”) authorized cash distributions on the outstanding shares of all classes of our common stock based on monthly record dates of August 1, 2016 and September 1, 2016, in monthly amounts equal to $0.035 per share, less class-specific expenses with respect to each class. We expect to pay the cash distributions during the first two weeks after September 1, 2016, though not on the same date that a stock dividend is issued.

Also on July 15, 2016, our board of directors authorized stock dividends on the outstanding shares of all classes of our common stock based on monthly record dates of August 1, 2016 and September 1, 2016, in the amount of 0.001881250 shares of common stock per month. Stock dividends are issued in the same class of shares as the shares on which the stock dividend was declared. We expect to issue the stock dividends during the first two weeks after September 1, 2016, though not on the same date that a cash distribution is paid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNL Healthcare Properties II, Inc.

July 25, 2016

	By:	/s/ Kevin R. Maddron
Kevin R. Maddron
Chief Operating Officer, Chief Financial Officer and Treasurer